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                                                                    EXHIBIT 3.86
                                                                    ------------

                                    BY-LAWS
                                       OF
                          AMERICAN LANDFILL SUPPLY CO.

                                   ARTICLE I
                                   ---------

                            MEETINGS OF SHAREHOLDERS

Section 1.01 - Annual Meetings.
------------   ---------------

   (a) An annual meeting of shareholders for the election of directors, for the consideration of any reports and for the transaction of such other as may be brought before the meeting, shall be held on the first Monday of the fourth month following the close of the Corporation's fiscal year or on such other date as may be designated by the Board of Directors.

   (b) If the annual meeting is not held or if directors are not elected at the meeting, they may be elected at any special meeting called and held for that purpose.

Section 1.02 - Special Meetings.
------------   ----------------

   (a) Unless otherwise prescribed by statute, a special meeting of the shareholders may be called (i) by the President; or (ii) by any other officer or assistant officer then authorized pursuant to these By-Laws or otherwise by the Board of Directors to call such meetings; or (iii) by a majority of the members of the Board of Directors acting with or without a meeting; or (iv) by any persons holding 25% or more of the shares then outstanding and entitled to vote at a shareholders' meeting.

   (b) Upon the request in writing being delivered to the President or to the Secretary by any person or persons entitled to call a meeting of the shareholders, the person to whom the request is delivered shall give notice to shareholders of the meeting. If the request is refused, the person or persons making the request may call a meeting of the shareholders by giving notice in the manner hereinafter provided in
        Section 1.04.

Section 1.03 - Place of Meetings.
------------   -----------------

   (a) The annual and all other meetings of the shareholders shall be held at such places as may from time to time be designated by the Board of Directors.

   (b) If another place has not been designated by the Board of Directors, all meetings shall be held at the principal office of the Corporation.
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Section 1.04 - Notice of Meetings.
------------   ------------------

   (a) Each shareholder shall furnish the Secretary with an address to which notices of meetings and other notices or correspondence may be addressed.

   (b) Written notices of the time and place of any meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting by the President or by the Secretary or, in the event of their failure to do so, by the person or persons entitled to call such meeting.

   (c) Except as otherwise expressly required by Iowa law, notice of any meeting of shareholders shall be given not more than fifty days nor less than ten days before the day upon which the meeting is to be held, by serving the notice personally upon each shareholder or by mailing same to the address of each shareholder as last shown upon the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

   (d) Except as expressly required by Iowa law, no publication of any notice of any meeting of shareholders shall be required.

   (e) In the event of any transfer of shares after notice has been given, but prior to the day upon which the meeting is to be held, it shall not be necessary to give any additional notice to the transferee.

   (f) In addition to stating the time and the place of the meeting, every notice of a special meeting of the shareholders shall state briefly the purpose specified by the person or persons claiming such meeting. Any business other than that stated in the notice shall be taken up at such meeting only with the unanimous written consent of the holders of all the shares entitled to vote at such meeting.

Section 1.05 - Waiver of Notice of Meeting.
------------   ---------------------------

   (a) Any shareholder may, either before or after any meeting, waive any notice required to be given by law or under these By-Laws. Notice of any meeting of shareholders shall not be required to be given to any shareholders who attends such meeting whether in person or by proxy.

   (b) Any waiver of notice must be in writing and filed with or entered upon the records of the Corporation.

Section 1.06 - Action without Meeting.
------------   ----------------------

   (a) Any action which may, under any provision of Iowa law, or the Articles of Incorporation, or these By-Laws, be taken at a meeting of the shareholders, may be

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        taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to notice of a meeting called for such purpose.

Section 1.07 - Quorum.
------------   ------

   (a) Those shareholders present in person or by proxy entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders.

   (b) In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.08 - Organization.
------------   ------------

   (a) Upon the request of any shareholder at any meeting of shareholders, the order of business shall be, unless changed by affirmative vote of a majority of the shareholders present in person or by proxy, as follows:

        (i)     Roll call, to establish a quorum;

        (ii)    Appointment of inspectors of election if requested;

        (iii)   Acceptance of minutes of previous meeting;

        (iv)    Presentation of annual financial report;

        (v)     Presentation of reports of Directors and Committees;

        (vi)    Presentation of Officers' reports;

        (vii)   Election of Directors;

        (viii)  Consideration of unfinished business;

        (ix)    Consideration of new business.

Section 1.09 - Voting.
------------   ------

   (a) Each bolder of any share of any class of the Corporation entitled to vote on any matter shall be entitled in person or by proxy to one vote on each matter for each share registered in the holders's name on the books of the Corporation.

   (b) Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. Persons who are voting pledged shares shall be entitled to vote such

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        shares unless the pledgee shall have been expressly empowered by the shareholder to vote such shares in which case only the pledgee or his proxy may vote such shares.

Section 1.10 - Proxies.
------------   -------

   (a) At any meeting of shareholders, any person who is entitled to attend, or to vote thereat and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by writing signed by such person.

   (b) Voting by proxy or proxies shall be governed by all of the provisions of Iowa law, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS

Section 2.01 - General Powers.
------------   --------------

   (a) The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Directors, except as otherwise provided by Iowa law, by the Articles of Incorporation, or by these By-Laws.

Section 2.02 - Number.
------------   ------

   (a) The Board of Directors shall consist of not fewer than three nor more than fifteen Directors, except that if all outstanding share of all classes of capital stock of the Corporation are held of record by fewer than three persons, the number of Directors may be fewer than three but not fewer than the number of record holders. Initially, the number of Directors shall be there.

   (b) Without amendment of these By-Laws, the number of Directors, subject to the foregoing limitations, may be fixed or changed by resolution adopted by the shareholders of any meeting.

   (c) No reduction of the number of Directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 2.03 - Classification and Term.
------------   -----------------------

   (a) Unless the Board of Directors is divided into classes as provided in these By-Laws, the term of office of each Director shall be until adjournment of the next succeeding annual meeting of the shareholders, or meeting in lieu thereof, at which Directors are elected or until a successor is elected and qualifies as Director.

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   (b)  Without amendment of these By-Laws, the Board of Directors may be divided, by resolution of the shareholders, into two or three classes with each class to consist of three or such larger number of Directors as the shareholders shall from time to time determine (except that where all outstanding shares entitled to elect a class are owned by fewer than three persons, the number of directors of that class may be fewer than three but not fewer than the number of record holders of that class). Each class shall be designated consecutively as Class I, Class II, et seq. All classes shall be initially elected at the annual meeting of shareholders coinciding with or next following adoption of the resolution classifying the Board of Directors, and the initial term of office of each class shall be as follows: Class I shall be until the first succeeding annual meeting at which Directors are elected; Class II shall be until the second succeeding annual meeting at which Directors are elected; and Class III, if any, shall be until the third succeeding annual meeting at which Directors are elected. Thereafter, the term of office of each class shall be until the second, or, of three classes, the third annual meeting at which Directors are elected after the initial term of that class. Each Director of each class shall hold office until a successor is elected as Director.

Section 2.04 - Resignations.
------------   ------------

   (a) Any Director of the corporation may resign at any time by giving written notice to the President or Secretary of the Corporation.

   (b) A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery.

   (c) The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 2.05 - Vacancies.
------------   ---------

   (a) Vacancies in the Board of Directors may be temporarily filled until the next annual meeting of shareholders at which Directors are elected or until a successor is elected by a majority vote of the remaining Directors, even though they may be less than a quorum of the entire number of Directors constituting a full Board.

   (b) Shareholders entitled to elect Directors shall have a right to fill any vacancy in the Board, whether the same has been temporarily filled by the remaining Directors or not, at any special meeting at which Directors are elected. Any Director so elected by the shareholders to fill a vacancy shall serve for the remaining term of the vacant office and until a successor is elected and qualified.

Section 2.06 - Bylaws.
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   (a)  The Board of Directors may adopt bylaws to govern its own proceedings and its transactions of business, as well as the administration of the Corporation, the conduct

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        of the Corporation's business and other affairs, management of the
        Corporation's property, and any other matters properly within the authority or discretion of the Board of Directors so long as consistent with the Articles of Incorporation, these By-Laws and any applicable provisions of Iowa law.

Section 2.07 - Quorum and Manner of Acting.
------------   ---------------------------

   (a) Except as otherwise provided in these By-Laws, a majority of the number of Directors shall be present in person at any meeting of the Directors in order to constitute a quorum for the transaction of business at such meeting.

   (b) Except as otherwise provided in these By-Laws, the act of the majority of the Directors present at any meeting of Directors at which a quorum is present shall be the act of the Board of Directors.

   (c) In the absence of a quorum at any meeting of Directors, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjournment meeting need not be given.

Section 2.08 - Removal of Directors.
------------   --------------------

   (a) Any Director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the shareholders of the Corporation entitled to vote at a special meeting of the shareholders called for that purpose. Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.

                                  ARTICLE III
                                  -----------

                         EXECUTIVE AND OTHER COMMITTEES

Section 3.01 - Creation.
------------   --------

   (a) The Board of Directors may create an Executive Committee or any other committee of Directors consisting of not less than three Directors, and may delegate to each such committee any of the authority of Directors other than the filling of vacancies on the Board of Directors or in any committee of Directors.

   (b) Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.

Section 3.02 - Alternate and Ex Officio Members.
------------   --------------------------------

   (a) The Directors may appoint one or more Directors as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

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   (b)  Also, the directors may appoint any one or more persons (including persons who are not Directors) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or other transaction of business by such committee.

Section 3.03 - Authority and Manner of Acting.
------------   ------------------------------

   (a) Unless otherwise provided in these By-Laws or in any by-laws adopted by the Directors, or unless otherwise ordered by the Directors, any such committee may act by majority of its members (excluding ex officio members) at a meeting or by a writing or writings signed by all of its members (excluding ex officio members).

   (b) Any act or authorization of any act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS

Section 4.01 - Officers.
------------   --------

   (a) The officers of the Corporation shall be a President, a Treasurer and a Secretary and such Vice Presidents and other officers or assistant officers as the Board of Directors may from time to time deem necessary and appoint. In addition, the Board of Directors may elect a Chairman from among themselves. More than one office may be held by the same person, but only a director may serve as Chairman.

Section 4.02 - Appointment and Term of Office.
------------   ------------------------------

   (a) The officers of the corporation shall be appointed from time to time by the Board of Directors as they shall determine, and new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been appointed.

Section 4.03 - Removal and Resignation.
------------   -----------------------

   (a) Any officer or assistant officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby.

   (b) Any officer or assistant officer may resign at any time by giving notice to the Board of Directors or the Chairman, if any, or to the President or Secretary of the

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        Corporation, and any such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make the resignation effective.

Section 4.04  Duties of Officers.
------------  ------------------

   (a) The Chairman, if any, shall preside at all meetings of the shareholders and all meetings of the Board of Directors.

   (b) The President shall be the chief executive officer of the corporation, and shall in the absence of a Chairman, preside at all meetings of the shareholders and, unless another person is designated by the Board of Directors, all meetings of the Board of Directors.

   (c) Each of the following officers - the Chairman, if any, the President, any Vice President, the Secretary, and the Treasurer - jointly or any one of them individually, shall have the authority to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement or other document evidencing any transaction authorized by the Board of Directors, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the corporation's behalf.

   (d) In the absence of any officer or assistant officer or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer or to any Director.

   (e) In addition to the foregoing, each officer or assistant officer shall perform all duties as may from time to time be delegated to each of them by these By-Laws or by the Board of Directors or any committee of Directors as provided herein.

                                   ARTICLE V
                                   ---------

                               TRANSFER OF SHARES

Section 5.01 - Certificate for Shares.
------------   ----------------------

   (a) Every owner of any share of any class of the Corporation shall be entitled to a certificate which shall be in such form as the Board of Directors shall prescribe, certifying the number of shares in the Corporation owned by him.

   (b) The certificates for the respective classes of shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or Vice President, and by the Secretary or Assistant Secretary and a facsimile of such signature can be used.

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   (c)  A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.

   (d) Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until the existing certificate shall have been so cancelled, except in the cases provided for in Section 5.03 of this Article V.

Section 5.02 - Transfers.
------------   ---------

   (a) Transfer of shares in the Corporation shall be made only on the books of the Corporation by the registered holder, an executor or administrator or other legal representative of the registered holder, or by an attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors.

   (b) The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by Iowa law, be deemed the owner thereof for all purposes.

Section 5.03 - Lost, Stolen or Destroyed Certificates.
------------   --------------------------------------

   (a) The holder of any shares in the Corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the Corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed.

   (b) The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond on such terms and with such sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate.

   (c) The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in accordance with applicable sections of the Iowa Business Corporation Act.

Section 5.04 - Record Date.
------------   -----------

   (a) The Board of Directors may, by resolution, fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange.

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   (b)  Only such shareholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.

                                   ARTICLE VI
                                   ----------

                         INDEMNIFICATION AND INSURANCE

Section 6.01 - Indemnification.
------------   ---------------

   (a)  Directors and Officers.  To the  fullest extent not prohibited by
        ----------------------
        applicable law, the Corporation shall indemnify each person against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a Director or officer of the Corporation, or by reason of being or at any time having been, while such a Director or officer, an employee or other agent of the Corporation or, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture of other entity or enterprise including any employee benefit plan.

   (b)  Employees  and Agents.  The Corporation shall indemnify any other person
        ---------------------
        to the extent such person shall be entitled to indemnification under Iowa law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the Corporation, and the Corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

   (c)  General.  Notwithstanding anything to the contrary in these By-Laws, no
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        person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

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